Exhibit 10.27

Executive Death Benefit Program – Plan Agreement

THIS AGREEMENT, made and entered into this      day of                     , 20    , by and between International Flavors & Fragrances Inc., a New York corporation with principal offices and place of business in the State of New York (hereinafter referred to as the “Corporation”), and                      an individual residing in the State of                      (hereinafter referred to as the “Employee”),

WITNESSETH THAT:

WHEREAS, the Employee is employed by the Corporation; and

WHEREAS, the Corporation recognizes the valuable services heretofore performed for it by the Employee and wishes to encourage [his/her] continued employment; and

WHEREAS, the Employee wishes to be assured that [his/her] beneficiary will be entitled to a certain benefit some definite period of time after [his/her] death; and

WHEREAS, the parties hereto wish to provide the terms and conditions upon which the Corporation shall pay such additional compensation to such members of the Employee’s family after [his/her] death;

NOW, THEREFORE, in consideration of the premises and of the mutual promises herein contained, the parties hereto agree as follows:

1.a. In consideration of the Employee’s remaining in its employ, the Corporation agrees that, in the event of the death of the Employee while still in the active employ of the Corporation, it shall pay to the Employee’s designated beneficiary, in accordance with the last such designation received by the Corporation from the Employee prior to [his/her] death, the following lump sum amount (hereinafter referred to as the “Death Benefit”), commencing as soon as administratively practicable following [his/her] death: an amount equal to two times [his/her] salary, adjusted annually as underwritten or approved by the insurance carrier providing insurance under this plan, less $50,000, and not to exceed the insurance death benefits of the policy in effect and payable at the death of the Employee who is insured by such policy. This taxable Death Benefit will be grossed-up at the tax rate in effect at the time of [his/her] death.

b. If no such designation has been received by the Corporation from the Employee prior to [his/her] death or if said Death Benefit is otherwise to be made as provided herein, said Death Benefit shall be made to the Employee’s spouse, if living at the date of death of the Employee; if the Employee is not survived by a spouse then said Death Benefit shall be made to the living children of Employee, if any, in equal shares; and if none, in one lump sum to the estate of the Employee.

Exhibit 10.27

2. In consideration of the foregoing agreement of the Corporation and of the payments to be made by the Corporation pursuant thereto, the Employee hereby agrees that, so long as the Employee remains in the active employ of the Corporation, the Employee will devote substantially all of [his/her] time, skill, diligence and attention to the business of the Corporation, and will not engage, either directly or indirectly, in any business or other activity adverse to the best interests of the business of the Corporation.

3.a. In the event that the employment of the Employee by the Corporation is terminated for any reason other than [his/her] death, this Agreement shall thereupon terminate as of the close of business as of the effective date of termination of employment, and the Corporation shall have no further obligation hereunder.

b. Nothing contained herein shall be construed to be a contract of employment for any term of years, nor as conferring upon the Employee the right to continue in the employ of the Corporation in any capacity. It is expressly understood by the parties thereto that this Agreement relates exclusively to a death benefit for the Employee’s services and is not intended to be an employment contract.

4.a. Nothing contained in the Agreement, and no action taken pursuant to its provisions by either party hereto shall create, or be construed to create, a trust of any kind, or a fiduciary relationship between the Corporation and the Employee, the designated beneficiaries of the Employee or any other person.

b. The payments to the Employee’s designated beneficiary hereunder shall be made from assets which shall continue, for all purposes, to be a part of the general assets of the Corporation, and no person, other than the Corporation, shall have, by virtue of the provisions of the Agreement, any interest in such assets. To the extent that any person acquires a right to receive payments from the Corporation under the provisions hereof, such right shall be no greater than the right of any unsecured general creditor of the Corporation.

5. In the event that, in its discretion, the Corporation purchases an insurance policy or policies insuring the life of the Employee to allow the Corporation to recover, in whole, or in part, the cost of providing the benefits hereunder, neither the employee nor any of [his/her] designated beneficiaries shall have any rights whatsoever therein; the Corporation shall be the sole owner and beneficiary thereof and shall possess and may exercise all incidents of ownership therein.

6. Neither the Employee nor any of [his/her] designated beneficiaries under this Agreement shall have any power or right to transfer, assign, anticipate, hypothecate or otherwise encumber any part or all of the amounts payable under, nor shall such amounts be subject to seizure by any creditor of any such beneficiary, by a proceeding by law or in equity, and no such benefit shall be transferable by operation of law in the event of bankruptcy, insolvency or death of the Employee or [his/her] designated beneficiary, [his/her] spouse, or any other beneficiary hereunder. Any such attempted assignment or transfer shall be void and shall terminate this Agreement, and the Corporation shall thereupon have no further liability hereunder.

Exhibit 10.27

7.a. The Corporation is hereby designated as the named fiduciary under this Agreement. The named fiduciary shall have authority to control and manage the operation and administration of this Agreement, and it shall be responsible for establishing and carrying out a funding policy and method consistent with the objectives of this Agreement.

b. The Corporation shall make all determinations as to rights to the benefits under this Agreement. Any decision by the Corporation denying a claim by the Employee or [his/her] beneficiary for benefits under this Agreement shall be stated in writing and delivered or mailed to the Employee or such beneficiary. Such decision shall set forth the specific reasons for the denial, written to the best of the Corporation’s ability in a manner that may be understood without legal or actuarial counsel. In addition, the Corporation shall afford a reasonable opportunity to the employee or such beneficiary for a full and fair review of the decision denying such claim.

c. Subject to the foregoing, the Board of Directors of the Corporation shall have full power and authority to interpret, construe and administer this Agreement. The interpretation and construction of this Agreement by the Board of Directors of the Corporation, and any action taken thereunder shall be binding and conclusive upon all parties in interest. No member of the Board of Directors of the corporation shall, in any event, be liable to any person for any action taken or omitted to be taken in connection with the interpretation, construction of administration of this Agreement, so long as such action or omission to act be made in good faith.

8. This Agreement may not be amended, altered or modified, except by a written instrument signed by the parties hereto, or their respective successors or assigns, and may not be otherwise terminated except as provided herein.

9. This Agreement shall be binding upon and inure to the benefit of the Corporation and its successors and assigns, and the Employee, [his/her] successors, assigns, heirs, executors, administrators and beneficiaries.

10. Any notice, consent or demand required or permitted to be given under the provisions of the Agreement shall be in writing, and shall be signed by the party giving or making the same. If such notice, consent or demand is mailed to a party hereto, it shall be sent by United States certified mail, postage prepaid, addressed to such party’s last known address as shown on the records of the Corporation. The date of such mailing shall be deemed the date of notice, consent or demand.

11. This Agreement, and the rights of the parties hereunder, shall be governed by and construed in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement, in duplicate, as of the day and year first above written.

Exhibit 10.27

International Flavors & Fragrances Inc.

By

Name
Title

ATTEST:

Witness

Employee